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                                                                    Exhibit 99.1

                   PFIZER RELEASES RESPONSE TO WARNER-LAMBERT



November 15, 1999



Gregory L. Johnson, Esq.
Vice President & General Counsel
Warner-Lambert Company

Dear Greg:

In response to the press release Warner-Lambert issued this morning regarding our contractual relationships with respect to Lipitor, let me make it very clear that there has been no breach of any sort with respect to those agreements. Any such suggestion by Warner-Lambert to the contrary is simply inappropriate and wrong.

With respect to the request in your press release that Warner-Lambert be permitted to make public the confidential portion of our agreements, please be advised that we agree and view your public request as an understanding that both sides can make public the confidential contents of the agreements.


Sincerely,



Paul S. Miller
Executive Vice President and General Counsel, Pfizer Inc



Contact:  Andy McCormick
          212-573-1226